Calculation of Filing Fee Tables
S-4
Stock Yards Bancorp, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value	Other	1,553,704		$ 74,886,155.19	0.0001381	$ 10,341.78
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 74,886,155.19		$ 10,341.78
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,341.78
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Represents the estimated maximum number of shares of common stock of Stock Yards Bancorp, Inc. ("Stock Yards Bancorp"), no par value per share ("Stock Yards Bancorp Common Stock"), to be issued to holders of common stock of Field & Main Bancorp, Inc. ("Field & Main Bancorp"), par value $10.00 per share ("Field & Main Bancorp Common Stock"), in connection with the consummation of: (i) the merger of River Holdings, Inc., a Kentucky corporation and direct, wholly owned subsidiary of Stock Yards Bancorp ("Merger Sub"), with and into Field & Main Bancorp (the "First-Step Merger"), with Field & Main Bancorp surviving as a wholly owned subsidiary of Stock Yards Bancorp; (ii) immediately following the First-Step Merger, and as part of the same overall transaction, the merger of Field & Main Bancorp (as the surviving corporation of the First-Step Merger) with and into Stock Yards Bancorp (the "Upstream Merger" and, together with the First-Step Merger, the "Merger"); and (iii) immediately following the Upstream Merger (or at such other time as Stock Yards Bancorp may determine), the merger of Field & Main Bank, Inc. with and into Stock Yards Bank & Trust, as described in Stock Yards Bancorp's registration statement on Form S 4 (the "Registration Statement"). The number of shares of Stock Yards Bancorp Common Stock being registered is based upon (i) 2,372,067 shares of Field & Main Bancorp Common Stock issued and outstanding as of March 5, 2026 (including 55,420 issued but unvested Field & Main Bancorp restricted stock awards), representing the maximum number of shares expected to be cancelled and exchanged in the Merger, multiplied by (ii) the exchange ratio of 0.6550 set forth in the merger agreement described in the Registration Statement, resulting in an estimated maximum of 1,553,704 shares of Stock Yards Bancorp Common Stock (after rounding). Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rule 457(f)(2) promulgated thereunder. The maximum aggregate offering price ($74,886,155.19) is (x) the sum of the book value of shares of Field & Main Bancorp common stock as of December 31, 2026 ($31.57 per share), multiplied by (y) the estimated maximum number of shares of Field & Main Bancorp common stock that may be exchanged or converted in the merger for the securities being registered (2,372,067).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
2,372,067	$ 31.57	$ 74,886,155.19			$ 74,886,155.19

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A